UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois		60026-8039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

Mead Johnson Nutrition Company (the “Company”) is re-issuing its historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008 (“Form 10-K”), and the accompanying selected financial data as they relate to the Company’s adoption and retrospective application of accounting pronouncement Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). The Company is also re-issuing the Management’s Discussion and Analysis of Financial Condition and Results of Operations that accompanied those financial statements.

This Current Report on Form 8-K updates Items 6, 7 and 8 of the Company’s Form 10-K, including the financial statements therein and accompanying footnotes 2 and 4, to reflect the adoption and retrospective application of SFAS 160, which supersedes the financial information in the Company’s Form 10-K. The updated financial information is attached to this Current Report on Form 8-K as Exhibit 99.1. Except as expressly noted above, the financial information contained in this Current Report on Form 8-K has not been updated to reflect any developments since the filing date of the Company’s Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

23	Consent of Deloitte & Touche LLP

99.1	Updated financial information for the years ended December 31, 2008, 2007 and 2006;

Item 6: Selected Financial Data;

Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

Item 8: Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2009

MEAD JOHNSON NUTRITION COMPANY

By:	/s/ STANLEY D. BURHANS
Stanley D. Burhans
Vice President & Controller